UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           October 16, 2007
MINRAD INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
50 Cobham Drive, Orchard Park, NY 14127-4121

(Address of principal executive offices)
Registrant’s telephone number, including area code:       716-855-1068

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 16, 2007, John Rousseau resigned from the Board of Directors of Minrad International Inc. and Minrad, Inc. for personal reasons. Mr. Rousseau has been a Director of Minrad International, Inc. since December 2004 and Minrad, Inc. since 2002. The position vacated by Mr. Rousseau will remain vacant until such time a replacement is nominated and confirmed by the remaining directors of Minrad International, Inc. and Minrad, Inc.

MINRAD INTERNATIONAL, INC.
(Registrant)

October 19, 2007	By:	/s/ WILLIAM H. BURNS, JR.
William H. Burns, Jr.
Chairman and CEO